                                                 AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                         ARTICLES OF AMENDMENT

         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

(1) Article SIXTH  subsection (a) of the Charter is amended by changing the  designation of the series of shares  currently  designated as the "ASAF T. Rowe  Price  Small  Company  Value  Fund," to be  designated  as the "ASAF  Gabelli
                                    Small-Cap Value Fund."

(2) Article SIXTH  subsection (a) of the Charter is amended by changing the  designation of the series of shares  currently  designated as the "ASAF  Managed Index 500 Fund," to be  designated  as the "ASAF  Sanford  Bernstein  Managed
                                    Index 500 Fund."

         SECOND:  The amendment does not increase the authorized stock of the Corporation.

         THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of
Directors and the amendment is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law
to be made without action by stockholders.

         FOURTH:  These Articles of Amendment shall become effective September 11, 2000.

         IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on September 8, 2000.

WITNESS:                                                      AMERICAN SKANDIA ADVISOR
                                                                     FUNDS, INC.

__________________________                                    By: __________________________
Eric C. Freed                                                        John Birch
Secretary                                                            Vice President

                  THE UNDERSIGNED,  Vice President of AMERICAN  SKANDIA ADVISOR FUNDS,  INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby  acknowledges in the name and on behalf of said  Corporation  the  foregoing  Articles of Amendment to be the corporate  act of said  Corporation  and hereby certifies that to the best of his knowledge,  information,  and belief the matters and facts set forth therein with respect to the  authorization  and approval  thereof are true in all material  respects  under the  penalties of perjury.

                                                              ------------------------------
                                                                     John Birch
                                                                     Vice President